Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We hereby consent to the use incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 3, 2025, relating to the consolidated financial statements of Tianci International, Inc., as of and for the years ended July 31, 2025 and 2024 included in its Annual Report on Form 10-K for the year ended July 31, 2025.

We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

June 2, 2026